EXHIBIT 21


                         Subsidiaries of the Registrant


Wholly-Owned Subsidiaries of CoActive Marketing Group, Inc. (Registrant):

                                            State of Organization
                                            ---------------------
        Inmark Services LLC                      Delaware

        U.S. Concepts LLC                        Delaware

        Optimum Group LLC                        Delaware

        Bars.com LLC                             Delaware



Wholly-Owned Subsidiary of the Registrant's Wholly-Owned
    Subsidiary, Inmark Services LLC:

        Grupo Hacerlo LLC                        New York

Wholly-Owned Subsidiary of the Registrant's Wholly-Owned
    Subsidiary, U.S. Concepts LLC:

        Digital Intelligence Group LLC           Delaware


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